Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction
Katonah Management Holdings LLC	Delaware
Katonah X Management LLC	Delaware
Katonah 2007-I Management LLC	Delaware
KCAP Management, LLC	Delaware
Commodore Holdings, LLC	Delaware
KCAP Coastal, LLC	Delaware
Great Lakes KCAP Funding I, LLC	Delaware
PTMN Sub Holdings LLC	Delaware
Great Lakes Portman Ridge Funding I, LLC	Delaware
Kohlberg Capital Funding LLC I	Delaware
OHA Funding GP, LLC	Texas
OHA Nevada, LLC	Nevada
OHA Funding, LP	Texas
OHA Asset Holdings GP, LLC	Texas
OHA Asset Holdings II, LP	Texas
OHA/OCI Investments, LLC	Delaware
OHA Investment Corporation Sub, LLC	Delaware
Garrison Capital Equity Holdings I LLC	Delaware
Garrison Capital Equity Holdings II LLC	Delaware
Garrison Capital Equity Holdings VIII LLC	Delaware
Garrison Capital Equity Holdings XI LLC	Delaware
GIG Rooster Holdings I LLC	Delaware
Portman Ridge Funding 2018-2 Ltd.	Cayman Islands
Portman Ridge Funding 2018-2 LLC	Delaware
KCAP Freedom 3, LLC	Delaware
HCAP Equity Holdings, LLC	Delaware
HCAP ICC, LLC	Delaware